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                                                                     EXHIBIT 5.1

                           GARDNER, CARTON & DOUGLAS
                            321 North Clark Street
                                  Suite 3400
                           Chicago, Illinois  60610
                                (312) 644-3000
                             Fax:  (312) 644-3381

                                 July 20, 1999



Allscripts, Inc.
2401 Commerce Drive
Libertyville, Illinois 60048

     Re:  Registration Statement on Form S-1 (No. 333-78431)
          --------------------------------------------------

Gentlemen:

     As counsel to Allscripts, Inc., an Illinois corporation, and Allscripts, Inc., a Delaware corporation (the "Company"), we have participated in the legal proceedings and matters relating to the proposed sale of up to 8,050,000 shares of Common Stock, $.01 par value per share, of the Company (the "Offered Stock") referred to in the Registration Statement filed with the Securities and Exchange Commission on Form S-1 (Registration No. 333-78431) with respect to the Offered Stock (such Registration Statement as amended or supplemented and together with any registration statement referred to in the next succeeding sentence, is hereinafter referred to as the "Registration Statement"). This opinion also relates to any registration statement in connection with this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and the term "Offered Stock" as used herein includes any additional shares of the Company's Common Stock registered pursuant to such subsequently filed registration statement.

     In our opinion, the shares of Offered Stock have been duly authorized and, when issued, delivered and paid for as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

     We consent to the use of our name in the Registration Statement and to the filing of this opinion as an Exhibit to such Registration Statement.


                                    Very truly yours,

                                    /s/ Gardner, Carton & Douglas